Exhibit 10.5

SUSQUEHANNA BANCSHARES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

RESTRICTED STOCK SUMMARY OF GRANT

Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), pursuant to its 2013 Omnibus Equity Compensation Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), this Restricted Stock grant representing the number shares of common stock of the Company (“Company Stock”) that may become vested as set forth below (the “Restricted Stock”).  The shares of Restricted Stock are subject in all respects to the terms and conditions set forth herein, in the Restricted Stock Grant Agreement attached hereto as Exhibit A (the “Restricted Stock Grant Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof.  Unless otherwise defined herein, capitalized terms used in this Restricted Stock Summary of Grant (the “Summary of Grant”) and the Restricted Stock Grant Agreement will have the meanings set forth in the Plan.

Participant:                                             [__]

Date of Grant:                                        [__]

Number of Shares of Company

Stock:                                                      [__]

Vesting Schedule:                                  [Except as set forth herein, the shares of Restricted Stock[are fully vested and nonforfeitable as of the Date of Grant] [shall vest on the first, second and third anniversaries of the Date of Grant] (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer through the applicable Vesting Date.]

Vesting Upon Change of Control:      [In the event a Change of Control occurs while the Participant is employed by, or providing service to, the Employer, the Restricted Stock shall accelerate and vest in full upon the Change of Control.]

Participant Acceptance:

By signing the acknowledgement below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Grant Agreement and this Summary of Grant and accepts the Restricted Stock following the date of the Company’s notification to the Participant of the grant of the Restricted Stock (the “Notification Date”).  The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan, this Summary of Grant or the Restricted Stock Grant Agreement.

The Participant acknowledges delivery of the Plan and the Plan prospectus together this with this Summary of Grant and the Restricted Stock Grant Agreement.  Additional copies of the Plan and the Plan prospectus are available at the intranet site at [__] or by contacting the Company’s Human Resources Department at [__].

                                                                                    Agreed and accepted:

                                                                                    Participant

Date

EXHIBIT A

SUSQUEHANNA BANCSHARES, INC.

RESTRICTED STOCK GRANT AGREEMENT

(Pursuant to the 2013 Omnibus Equity Compensation Plan)

This Restricted Stock Grant Agreement (this “Agreement”) is delivered by Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), pursuant to the Summary of Grant delivered with this Agreement to the individual named in the Summary of Grant (the “Participant”).  The Summary of Grant, which specifies the Participant, the date as of which the grant is made (the “Date of Grant”), the vesting schedule and other specific details of the grant is incorporated herein by reference.

1.                  Grant of Restricted Stock.  Upon the terms and conditions set forth in this Agreement and in the Company’s 2013 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby grants to the Participant the shares of common stock of the Company (“Company Stock”), in the amount and on the terms set forth in the Summary of Grant (the “Restricted Stock”). The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. Copies of the Plan and the official Plan prospectus are available on the Company’s intranet site at [__] or by contacting the Company’s Human Resources Department at [__].  This Agreement is made pursuant to Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.  The Participant agrees to be bound by all of the terms and conditions of the Plan.

2.                  Vesting and Nonassignability of Restricted Stock.

(a)                The  shares  of  Restricted  Stock  shall  become  vested,  and  the  restrictions  described  in Sections 2(b)  and  2(c)  shall  lapse,  upon  the  Participant's  satisfaction  of  the  requirements  of  the Vesting Schedule  set  forth  in  the  Summary  of  Grant.   If  the  Vesting  Schedule  set  forth  in  the Summary of  Grant  would  result in  the  Participant  vesting  in  a  fractional  share  of  Restricted  Stock, the number  of  shares  in  which  the  Participant  becomes  vested  shall  be rounded down  to  the  nearest whole share  of  Restricted  Stock.

(b)               Except  as  otherwise  provided  in  the  Summary  of  Grant,  if  the  Participant  ceases  to  be employed by,  or  provide  service  to,  the  Employer  for  any  reason before the  Restricted  Stock fully vests,  the  shares  of  Restricted  Stock  that  are  not  then  vested  shall  be  forfeited  and  must  be immediately returned  to  the  Company.

(c)                During the period  before  the  shares  of  Restricted  Stock vest (the  “Restriction  Period”), the non-vested  Restricted  Stock may not  be  assigned,  transferred,  pledged  or  otherwise  disposed of by  the  Participant.   Any  attempt to assign, transfer,  pledge  or  otherwise  dispose  of  the  shares contrary to  the  provisions  hereof,  and  the levy of any  execution,  attachment  or  similar  process upon the  shares,  shall be null,  void  and  without  effect.

3.                  Issuance of Certificates.

(a)                Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non‑certificated shares until the Restricted Stock vests.  During the Restriction Period, the Participant shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company.  In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b)               When the Participant obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Participant, free of the restrictions under Section 2 of this Agreement.

(c)                The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

4.                  Tax Consequences.

(a)                The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Stock and the delivery of shares of Company Stock in connection therewith.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Restricted Stock and the delivery of shares of Company Stock in connection therewith as contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)               The  Participant  shall  be  required  to  pay  to  the  Company,  or  make  other  arrangements satisfactory to  the Company to  provide  for  the  payment  of,  any  federal,  state,  local  or  other  taxes that the  Employer  is  required  to  withhold  with  respect  to  the  grant  or vesting of  the  Restricted Stock.  To the extent applicable, the Committee may provide that upon vesting the number of shares of Restricted Stock will be reduced by a number of shares of Restricted Stock sufficient to satisfy the amount of any federal, state or local income and employment taxes associated with vesting of the Restricted Stock.  In no event will the amount of withholding exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

5.                  Recoupment Policy.  The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant, as in effect from time to time and as approved by the Board of Directors, the Committee or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

6.                  Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns.  This Agreement may be assigned by the Company without the Participant’s consent.

7.                  Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the Restricted Stock granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

8.                  Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan.  This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee will have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

9.                  No Employment or Other Rights.  This Agreement will not confer upon the Participant any right to be retained in the employment or service of the Company and will not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time.  The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10.              Notice.  Any notice to the Company provided for in this instrument will be addressed to the Company in care of the Corporate Secretary and Counsel at the Company’s corporate headquarters, and any notice to the Participant will be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing.  Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

11.              Applicable Law.  The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

12.              Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).